Exhibit 10.3

UNITED COMMUNITY BANKS, INC.
2022 OMNIBUS EQUITY PLAN
PERFORMANCE-BASED
RESTRICTED STOCK UNIT AWARD AGREEMENT
(Key Employee)

Grantee:

Target Number of Performance-Based Restricted Stock Units Granted:	______________ Target PSUs, subject to increase based on level of achievement of performance criteria in accordance with this Agreement

Date of Grant:

Vesting Schedule for Performance-Based Restricted Stock Units:	See Schedule A

THIS AGREEMENT (the “Agreement”) is entered into as of the _____day of ______, _________, by and between UNITED COMMUNITY BANKS, INC., a Georgia corporation (the “Company”), and the individual designated above (the “Grantee”).
WHEREAS, the Company maintains the United Community Banks, Inc. 2022 Omnibus Equity Plan (the “Plan”), and the Grantee has been selected by the Committee to receive a Performance-Based Restricted Stock Unit Award under the Plan, vesting in four equal annual installments based upon the Grantee’s continued employment with the Company and the fulfillment of the performance criteria as set forth in Schedule A attached hereto with respect to each Performance Period (as defined below); and
WHEREAS, the performance criteria, if any, shall be established as reasonable and achievable goals consistent with the safe and sound operation of the Company;
NOW, THEREFORE, IT IS AGREED, by and between the Company and the Grantee, as follows:
1.Award of Restricted Stock Units
1.aGrant. The Company hereby grants to the Grantee an award of Performance-Based Restricted Stock Units (“PSUs”) at target-level performance in the amount set forth above, subject to, and in accordance with, the restrictions, terms, and conditions set forth in this Agreement and the Plan. The grant date of this award of PSUs is set forth above (the “Date of Grant”).
1.bConstruction. This Agreement (including Schedule A attached hereto, if applicable) shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

1.cExecution of the Agreement. This Award is conditioned on the Grantee’s execution of this Agreement. By executing this Agreement, the Grantee agrees to the terms set forth in this Agreement (and the provisions of the Plan incorporated herein). If this Agreement is not executed by the Grantee and returned to the Company within thirty (30) days of the Date of Grant, it may be canceled by the Committee, resulting in the immediate forfeiture of all PSUs granted hereunder.
2.Vesting and Termination of Employment
2.aVesting. Subject to this Section 2 and Section 7, the earned amount of PSUs, determined based on the level of achievement of the performance criteria (as set forth on Schedule A) at the completion of each Performance Period as certified by the Committee (the “Earned PSUs”), shall vest on the applicable vesting date for such Performance Period contingent upon the Grantee’s continuous employment by the Company through such applicable vesting date for such Performance Period as specified on Schedule A (the “Vesting Date”). “Performance Period” means the fiscal year period with respect to which the performance criteria are measured as set forth on Schedule A. Except as otherwise provided herein, as soon as practicable (and no later than thirty (30) days) after the Vesting Date following completion of the applicable Performance Period (or such earlier vesting date in the event of a termination of employment as provided herein), a number of Shares equal to the Earned PSUs for such Performance Period (or such other amount in the event of a termination of employment or a Change in Control as provided herein) shall be issued to the Grantee (or, if the Grantee has died, to his or her surviving spouse or, if none, to the Grantee’s estate) free and clear of all restrictions imposed by this Agreement (except those imposed by Sections 3.3 and 7 below). For purposes of this Agreement, employment with a Subsidiary of the Company or service as a member of the Board of Directors of the Company or a Subsidiary shall be considered employment with the Company.
2.bTermination of Employment Due to Death or Disability. If the Grantee’s employment is terminated by the Company as a result of death or Disability (as defined in the Plan) and (i) if the Date of Termination occurs prior to a Change in Control, (a) for any completed Performance Period that ended prior to the Date of Termination (but for which the Vesting Date has not occurred or the level of achievement of performance has not been determined), the Earned PSUs, as determined by the Committee on the same basis as applies to other PSU Award holders, shall vest in full immediately as of the Date of Termination (or, if later, as of the date the Committee certifies the level of achievement of performance for such Performance Period), and (b) for any incomplete or remaining Performance Periods, the number of Shares that would have been earned assuming the performance criteria (as set forth on Schedule A) are achieved at target performance level shall vest in full immediately as of the Date of Termination; and (ii) if the Date of Termination occurs on or after a Change in Control, the number of CIC Earned PSUs (as defined below) as determined by the Committee in connection with such Change in Control in accordance with Section 2.4.1 shall vest in full immediately as of the Date of Termination. Shares equal to the Earned PSUs determined hereunder or the CIC Earned PSUs, as applicable, shall be issued to the Grantee (or, if the Grantee has died, to his or her surviving spouse or, if none, to the Grantee’s estate) as soon as practicable (and no later than thirty (30) days) after the Date of Termination (or, if later, the date the Committee certifies the level of achievement of performance for such Performance Period) free and clear of all restrictions imposed by this Agreement (except those imposed by Sections 3.3 and 7 below).
2.cTermination of Employment by the Company Without Cause or by the Grantee for Good Reason Prior to a Change in Control. If, prior to a Change in Control, the Grantee’s employment is terminated and such termination is either (i) an involuntary termination by the Company without Cause (as defined herein) and does not arise as a result of the Grantee’s death or Disability or (ii) a termination by the Grantee for Good Reason (as defined herein),

(a) for any completed Performance Period that ended prior to the Date of Termination (but for which the Vesting Date has not occurred or the level of achievement of performance has not been determined), the Earned PSUs, as determined by the Committee on the same basis as applies to other PSU Award holders, shall vest in full immediately as of the Date of Termination (or, if later, as of the date the Committee certifies the level of achievement of performance for such Performance Period), and (b) for the Performance Period in which the Date of Termination occurs, the PSUs for such Performance Period shall remain outstanding and continue to be eligible to be earned based on the level of achievement of the performance criteria (as set forth on Schedule A), as determined by the Committee on the same basis as applies to other PSU Award holders, with the number of Earned PSUs that vest to equal to the product of (1) the Earned PSUs and (2) a fraction, the numerator of which is the number of days the Grantee was employed by the Company during the applicable Performance Period prior to the Date of Termination, and the denominator of which is the total number of days in the Performance Period (i.e., the applicable fiscal year). All other outstanding unvested PSUs shall immediately be forfeited as of the Date of Termination. Shares equal to the Earned PSUs determined hereunder shall be issued to the Grantee (or, if the Grantee has died, to his or her surviving spouse or, if none, to the Grantee’s estate) as soon as practicable (and no later than thirty (30) days) after the Date of Termination (or, if later, the date the Committee certifies the level of achievement of performance for such Performance Period) free and clear of all restrictions imposed by this Agreement (except those imposed by Sections 3.3 and 7 below).
2.dTreatment upon a Change in Control.
2.4.iDetermination of Level of Achievement of Performance Criteria. Upon a Change in Control, for any Performance Period applicable to the PSUs for which the measurement of the performance criteria has not been previously certified by the Committee (including, for the avoidance of doubt, any incomplete or remaining Performance Periods), the performance criteria applicable to any unvested PSUs shall be deemed achieved at the greater of the target and actual level of performance (the number of such Earned PSUs, the “CIC Earned PSUs”). The Committee shall make all determinations pursuant to this Section 2.4.1 in its sole discretion and consistent with Section 13.2 of the Plan. Following a Change in Control, subject to the Grantee’s continued employment through the applicable Vesting Date as set forth on Schedule A and except as otherwise provided herein, the CIC Earned PSUs will continue to vest on the Vesting Date corresponding to each Performance Period that has not yet been completed as of the Change in Control (notwithstanding the prior determination of performance), and no other performance terms shall apply to the vesting of the CIC Earned PSUs.
2.4.iiTermination of Employment by the Company Without Cause or by the Grantee for Good Reason on or Following a Change in Control. If on or after a Change in Control the Grantee’s employment with the Company is terminated and such termination is either (i) an involuntary termination by the Company without Cause (as defined herein) and does not arise as a result of the Grantee’s death or Disability or (ii) a termination by the Grantee for Good Reason (as defined herein), the Grantee shall immediately and fully vest as of the Date of Termination in the number of CIC Earned PSUs. Shares equal to the CIC Earned PSUs determined hereunder shall be issued to the Grantee (or, if the Grantee has died, to his or her surviving spouse or, if none, to the Grantee’s estate) as soon as practicable (and no later than thirty (30) days) after the Date of Termination free and clear of all restrictions imposed by this Agreement (except those imposed by Sections 3.3 and 7 below).
2.eDefinitions.

2.5.iCause. For purposes of this Agreement (except as otherwise provided in Section 2.5.3), (i) on or after a Change in Control, the term “Cause” shall have the meaning set forth in the Plan (without regard to the last sentence thereof), and (ii) prior to a Change in Control, the term “Cause” shall mean (a) the Grantee’s continued intentional failure or refusal to perform substantially the Grantee’s assigned duties (other than as a result of total or partial mental or physical incapacity); (b) the Grantee’s engagement in willful misconduct, including without limitation, fraud, embezzlement, theft, or dishonesty, in the course of the Grantee’s employment with the Company; (c) the Grantee’s conviction of, or plea of guilty or nolo contendere to, a felony or a crime (other than a felony) that involves moral turpitude or a breach of trust or fiduciary duty owed to the Company or any of its affiliates; (d) a material breach of the restrictive covenants applicable to the Grantee, including those set forth in this Agreement; or (e) a material breach of the Company’s Code of Conduct or another written policy of the Company applicable to the Grantee that does, or could reasonably be expected to, result in material harm to the Company, including reputational harm.
2.5.iiGood Reason. For purposes of this Agreement (except as otherwise provided in Section 2.5.3), “Good Reason” for termination by the Grantee of the Grantee’s employment shall mean the occurrence (without the Grantee’s express written consent) of any one of the following acts by the Company:
(1)a material adverse reduction in the Grantee’s responsibilities at the Company;
(2)the required relocation of the Grantee’s employment to a primary worksite location that is more than thirty-five (35) miles from the Grantee’s primary worksite location and increases the distance between the Grantee’s home location and primary worksite location by more than thirty-five (35) miles;
(3)a reduction in the Grantee’s base salary (other than a temporary reduction in connection with a specific circumstance that is consistently applied to other similarly situated executives of the Company); or
(4)a material reduction in the Grantee’s target annual incentive compensation opportunity or target long-term incentive compensation opportunity (other than a reduction in connection with a change to the incentive compensation program of the Company that is consistently applied to other similarly situated executives of the Company).
The Grantee must give the Company notice of any event or condition that would constitute Good Reason within ninety (90) days of the initial existence of the event or condition, and upon receipt of such notice, the Company shall have thirty (30) days to remedy such event or condition. If such event or condition is not remedied within such thirty (30)-day period, any termination of employment by the Grantee for Good Reason must occur, if at all, within six (6) months of the Grantee’s learning of the initial existence of the condition or event in order for such termination as a result of such condition to constitute a termination for Good Reason. The Grantee’s right to terminate employment for Good Reason shall not be affected by the Grantee’s incapacity due to physical or mental illness, except for a Disability. The Grantee’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

2.5.iiiAlternative Definitions and Procedures. Notwithstanding anything contained herein to the contrary, if the Grantee has entered into an employment or similar agreement that applies prior to a Change in Control (or a term of similar meaning) or a severance or similar agreement that applies on or after a Change in Control (or a term of similar meaning) and if such agreement defines “Good Reason,” and/or provides procedures and/or standards for determining whether Cause or Good Reason exists, such definition of “Good Reason” and the procedures and/or standards for determining the existence of Cause or Good Reason, as applicable, shall apply as if set forth in this Agreement; provided that, in the case of such an agreement that applies on or after a Change in Control (or a term of similar meaning) such alternative definitions and procedures and/or standards, as applicable, shall apply with respect to the applicable period under such agreement from and after a Change in Control (or a term of similar meaning). Notwithstanding anything contained herein to the contrary, nothing herein shall limit the right to de novo review of certain determinations as provided in Section 3.5 of the Plan.
2.fTermination of Employment for Other Reasons. If the Grantee’s employment is terminated by the Company or by the Grantee prior to a Vesting Date for any reason other than as set forth in Sections 2.2, 2.3 and 2.4, the outstanding unvested PSUs shall immediately be forfeited as of the Date of Termination.
2.gNontransferability. The PSUs may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date the Grantee becomes vested in the PSUs and the Shares are issued.
2.hSection 409A Compliance. To the extent applicable, this Agreement shall at all times be interpreted and operated in compliance with the requirements of Section 409A of the Code and the standards, regulations, or other guidance promulgated thereunder (“Section 409A”). Any action that may be taken (and, to the extent possible, any action actually taken) by the Company shall not be taken (or shall be void and without effect) if such action violates the requirements of Section 409A. Any provision in this Agreement that is determined to violate the requirements of Section 409A shall be void and without effect. In addition, any provision that is required to appear in this Agreement in accordance with Section 409A that is not expressly set forth herein shall be deemed to be set forth herein, and the Agreement shall be administered in all respects as if such provision were expressly set forth. To the extent required under the provisions of Section 409A to avoid the imposition of additional income and other taxes, the provisions of Section 11.2(b) of the Plan shall apply to the PSUs. For purposes of this Agreement, termination of employment shall be construed consistent with the meaning of a separation from service within the meaning of Section 409A, and to the extent required under the provisions of Section 409A to avoid the imposition of additional income and other taxes, the Date of Termination as used for purposes of the settlement of any vested PSUs shall not occur prior to the Grantee’s separation from service.
3.Rights as a Shareholder; Dividends; Change in Capitalization; Deferral Rights
3.aThe Grantee shall have no rights as a shareholder until such date as the Shares are delivered in settlement of vested Earned PSUs; provided, however, that following the Date of Grant of the PSUs through the date that is the earlier of (i) the date that the Earned PSUs are vested and Shares in settlement thereof are transferred to the Grantee pursuant to this Agreement or (ii) the date that the PSUs are forfeited, the Grantee shall be credited with dividend equivalents with respect to cash dividends (other than an extraordinary dividend for which an adjustment is made pursuant to Section 4.3(b) of the Plan) declared on the Shares represented by the PSUs, which dividend equivalents shall vest or be forfeited on the same basis as applies to the underlying PSUs. Within thirty (30) days after a Vesting Date (or such earlier date on which the Earned PSUs vest in accordance with the terms of this Agreement), Grantee shall be paid in cash the dividend equivalents with respect to the vested Earned PSUs to which the dividend equivalents relate, less applicable withholdings. For the avoidance of doubt, reference to the term Earned PSUs in Section 3 shall include the term CIC Earned PSUs, as the context requires.
3.bIn the event of a change in capitalization, the Committee shall make appropriate adjustments in accordance with Section 4.3 of the Plan to reflect the change in capitalization, provided that any such additional Shares or additional or different shares or securities reflected in any such adjustment shall remain subject to the restrictions in this Agreement.
3.cThe Grantee represents and warrants that the Grantee is acquiring the Shares under this Agreement for investment purposes only, and not with a view to distribution thereof. The Grantee is aware that the Shares may not be registered under the federal or any state securities laws and that for that reason, in addition to the other restrictions on the Shares, they will not be able to be transferred unless an exemption from registration is available or the Shares are registered. By making this award of PSUs, the Company is not undertaking any obligation to register the PSUs under the federal or any state securities laws.
3.dTo the extent the Grantee makes a valid and timely deferral election with respect to the Shares deliverable upon vesting of the PSUs consistent with Section 11.1 of the Plan, the terms of such election and any applicable deferred compensation plan shall govern the delivery of the Shares and accrued dividend equivalents in respect of vested Earned PSUs subject to such election.
4.No Right to Continued Employment
Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Grantee’s employment at any time. The Grantee is employed by the Company “at will,” which means that either the Grantee or the Company may terminate the Grantee’s employment at any time, for any reason.
5.Taxes and Withholding
The Grantee shall be responsible for all federal, state, and local income taxes payable with respect to this award of PSUs and any dividends and dividend equivalents paid on such PSUs. The Company and the Grantee agree to report the value of the PSUs and any dividends and dividend equivalents in respect thereof in a consistent manner for federal income tax purposes. The Company shall have the right to retain and withhold from any payment of Shares (for the minimum required withholdings or such other amounts as will not result in adverse accounting treatment to the Company) or cash the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require the Grantee to reimburse the Company for any such taxes required to be withheld and may withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due to the Grantee an amount equal to such taxes required to be withheld or withhold and cancel (for the minimum required withholdings or such other amounts as will not result in adverse accounting treatment to the Company) (in whole or in part) a number of Shares having a Fair Market Value not less than the amount of such taxes.

6.The Grantee Bound by the Plan
The Grantee hereby acknowledges receipt of a copy of the Plan and the prospectus for the Plan, and agrees to be bound by all the terms and provisions thereof.
7.Restrictive Covenants
7.aIn consideration for the grant of the PSUs, continued employment with the Company, and other good and valuable consideration, the Grantee agrees to the following:
7.1.iDuring the Grantee’s employment with the Company or any Subsidiary and for a one (1)-year period after the Date of Termination, the Grantee will not directly or indirectly, individually, or on behalf of any Person other than the Company or a Subsidiary:
(1)solicit any Customers for the purpose of providing services identical to or reasonably substitutable for the Company’s Business;
(2)solicit or induce, or in any manner attempt to solicit or induce, any Person employed by or providing services to the Company or any Subsidiary (as of the date of such solicitation or during the six (6) months prior thereto) to leave such employment or service, whether or not such employment or service is pursuant to a written contract with the Company or any Subsidiary or is at will; or
(3)knowingly or intentionally damage or destroy the goodwill and esteem of the Company, any Subsidiary, the Company’s Business or the Company’s or any Subsidiary’s suppliers, employees, patrons, customers, and others who may at any time have or have had relations with the Company or any Subsidiary.
7.1.iiDuring the Grantee’s employment with the Company or any Subsidiary and at all times thereafter, the Grantee will not disclose or use Confidential Information, except as necessary to carry out Grantee’s duties as an employee of the Company or any Subsidiary.
7.1.iiiUpon termination or expiration of the Grantee’s employment with the Company for any reason whatsoever or at any time, the Grantee will upon request by the Company deliver promptly to the Company all materials (including electronically stored materials), documents, plans, records, notes, or other papers, and any copies in the Grantee’s possession or control, relating in any way to the Company’s Business, which at all times shall be the property of the Company.
7.bFor purposes of this Agreement, the following terms shall have the meanings specified below:
7.2.i“Company’s Business” means the business of operating a commercial or retail bank, savings association, mutual thrift, credit union, trust company, securities brokerage, insurance agency, wealth management, or equipment financing business.
7.2.ii“Confidential Information” means information, without regard to form, relating to the Company’s or any Subsidiary’s customers, operation, finances, and business that has value to the Company or any Subsidiary, that is not generally known to competitors of the Company or a Subsidiary, and that the Grantee became aware of due to Grantee’s employment with the Company. Confidential Information includes, but is not limited to, technical or nontechnical data (including personnel data), formulas, patterns, compilations (including compilations of customer information), programs, devices, methods, techniques, processes, financial data, or lists of actual or potential customers (including identifying information about customers), whether or not in writing. Confidential Information includes information disclosed to the Company or any Subsidiary by third parties that the Company or any Subsidiary is obligated to maintain as confidential. Confidential Information subject to this Agreement may include information that is not a trade secret under applicable law.
7.2.iii“Customers” means all Persons that (1) the Grantee serviced or solicited on behalf of the Company or any Subsidiary during the twenty-four (24) months prior to the Date of Termination, (2) whose dealings with the Company or any Subsidiary were coordinated or supervised, in whole or in part, by the Grantee during the twenty-four (24) months prior to the Date of Termination, or (3) about whom the Grantee obtained Confidential Information during the twenty-four (24) months prior to the Date of Termination, as a result of the Grantee’s association with the Company.
7.2.iv“Date of Termination” means the date upon which the Grantee’s employment with the Company or any Subsidiary ceases for any reason.
7.2.v“Person” means any individual, corporation, bank, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity.
7.cIf the Grantee violates the restrictive covenants set forth in Section 7.1, then the Company shall be entitled to all remedies available in law or equity. In addition (and without limiting the foregoing), if the Grantee violates the restrictive covenants set forth in Section 7.1, the Committee shall, notwithstanding any other provision in this Agreement to the contrary, (i) cancel the outstanding PSUs that are not yet vested or with respect to which Shares have not yet been issued to the Grantee, and (ii) require the Grantee to return to the Company any Shares issued to the Grantee pursuant to vesting of the PSUs (or to pay to the Company the greater of the then-current value of any such Shares or the value of the shares as of the applicable Vesting Date) that occurred (or will occur) during the period six (6) months prior to and one (1) year after the Date of Termination.
7.dThe Grantee acknowledges and agrees that the provisions of Section 7.1 are reasonable as to time, scope, and territory given the Company’s need to protect its and its Subsidiaries’ Confidential Information and its and their relationships and goodwill with its and their customers, suppliers, employees, and contractors, all of which have been developed at great time and expense to the Company. The Grantee represents that the Grantee has the skills and abilities to obtain alternative employment after the Date of Termination that would not violate the covenants in Section 7.1 and that these covenants do not pose an undue hardship on the Grantee. The Grantee further acknowledges that the Grantee’s breach of any of the covenants in Section 7.1 would likely cause irreparable injury to the Company, and therefore entitles the Company to injunctive relief, in addition to any other remedies available in law or equity.
7.eThe Defend Trade Secrets Act (18 U.S.C. § 1833(b)) states: “An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Accordingly, Grantee shall have the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Grantee shall also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). In addition, nothing in this Agreement shall impair the Grantee’s right under the whistleblower provisions of any applicable federal law or regulation or, for the avoidance of doubt, limit the Grantee’s right to receive an award for the information provided to any government authority under such law or regulation.
8.    Modification of Agreement; Severability
If any provision of this Agreement is held by a court of competent jurisdiction to be overly broad or unenforceable for any reason, the parties authorize such court to modify and enforce such provision to the extent the court deems reasonable. If any provision of this Agreement is found by a court to be overbroad or otherwise unenforceable and not capable of modification, it shall be severed and the remaining covenants and clauses enforced in accordance with the tenor of this Agreement. The parties may modify, amend, suspend, or terminate this Agreement or may waive any terms or conditions of this Agreement but only by a written instrument executed by the parties hereto.
9.    Governing Law and Forum
The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the state of Georgia without giving effect to the conflicts of laws principles thereof. The parties agree that they will not file any action arising out of or relating in any way to this Agreement other than in the United States District Court for the Northern District of Georgia or the Superior Court of Union County, Georgia. The parties consent to personal jurisdiction and venue solely within these forums and waive all possible objections thereto.
10.    Successors in Interest
This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, whether by merger, consolidation, reorganization, sale of assets, or otherwise. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding, and conclusive upon the Grantee’s heirs, executors, administrators, and successors.
11.    Entire Agreement
This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations, and negotiations in respect thereto. Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural. Wherever used in this Agreement, the term “including” means “including, without limitation.”
12.    Resolution of Disputes
Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction, or application of this Agreement and the Plan shall be determined by the Committee. Except as otherwise provided in Section 3.5 of the Plan with respect to certain determinations following a Change in Control, any determination made by the Committee shall be final, binding, and conclusive on the Grantee and the Company and their successors, assigns, heirs, executors, administrators, and legal representatives for all purposes.
[EXECUTION PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
UNITED COMMUNITY BANKS, INC.
By:

Name:

Title:
By accepting this Agreement, the Grantee hereby accepts the PSU grant subject to all its terms and provisions and agrees to be bound by the terms and provisions of this Agreement, including Section 7, the Plan and Schedule A attached hereto. Except as otherwise provided under Section 3.5 of the Plan with respect to certain determinations following a Change in Control, the Grantee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board of Directors of the Company, or the Talent and Compensation Committee or other Committee responsible for the administration of the Plan, upon any questions arising under the Plan.
By accepting this Agreement, the Grantee hereby acknowledges that notwithstanding any other provision herein, and in addition to other restrictions stated herein, any award, or any payment related thereto paid to the Grantee, shall be limited to the extent required by the federal or state regulatory agency having authority over the Company. The Grantee agrees that compliance by the Company with such regulatory restrictions, even to the extent that payments are limited, shall not be a breach of this Agreement by the Company.
By accepting this Agreement, the Grantee hereby consents to the holding and processing of personal data provided by the Grantee to the Company for all purposes necessary for the operation of the Plan. These include, but are not limited to:
(a)    administering and maintaining Plan records;
(b)    providing information to any registrars, brokers, or third-party administrators of the Plan; and
(c)    providing information to future purchasers of the Company or the business in which the Grantee works.
GRANTEE
By:

Name:

Date: